ADMINISTRATION AGREEMENT


     ADMINISTRATION AGREEMENT, made this ____ day of _____________, 1997 between PIMCO Variable Insurance Trust (the "Trust"), a Delaware business trust, and Pacific Investment Management Company (the "Administrator" or "PIMCO"), a general partnership organized under the laws of California.

     WHEREAS,   the  Trust  is  registered  with  the  Securities  and  Exchange
Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust has established ten series, which are designated as the Money Market Portfolio; the Short-Term Bond Portfolio; the Low Duration Bond Portfolio; the High Yield Bond Portfolio the Total Return Bond Portfolio; the Global Bond Portfolio; the Emerging Markets Bond Portfolio; the Foreign Bond Portfolio; the StocksPLUS Growth and Income Portfolio; and the Strategic Balanced Portfolio; such series, together with any other series subsequently established by the Trust, with respect to which the Trust desires to retain the Administrator to render administrative services hereunder, and with respect to which the Administrator is willing to do so, being herein collectively referred to also as the "Portfolios"; and

     WHEREAS, pursuant to an Investment Advisory Contract dated ___________, 1997, between the Trust and PIMCO ("Investment Advisory Contract"), the Trust has retained PIMCO to provide investment advisory services with respect to the Portfolios in the manner and on the terms set forth therein; and

     WHEREAS, the Trust wishes to retain PIMCO to provide administrative and other services to the Trust with respect to the Portfolios in the manner and on the terms hereinafter set forth; and

     WHEREAS, PIMCO is willing to furnish such services in the manner and on the terms hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

               1. Appointment. The Trust hereby appoints PIMCO as its Administrator, to provide the administrative and other services with respect to the Portfolios for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees during such period to render the services herein set forth for the compensation herein provided.

     In the event the Trust establishes and designates additional series with respect to which it desires to retain the Administrator to render administrative and other services hereunder, it shall notify the Administrator in writing. If the Administrator is willing to render such services it shall notify the Trust in writing, whereupon such additional series shall become a Portfolio hereunder.

               2. Duties. Subject to the general supervision of the Board of Trustees, the Administrator shall provide all administrative and other services reasonably necessary for the operation of the Portfolios other than the investment advisory services provided pursuant to the Investment Advisory Contract.

                           (a)  Administrative  Services.  These  services shall
                  include the following: (i) coordinating matters relating to the operation of the Portfolios including any necessary coordination among the adviser or advisers to the Portfolios, the custodian, transfer agent (if any), dividend disbursing agent, and recordkeeping agent (including pricing and valuation of the Portfolios), insurance companies, accountants, attorneys, and other parties performing services or operational functions for the Portfolios; (ii) providing the Portfolios, at the Administrator's expense, with the services of a sufficient number of persons competent to perform such administrative and clerical functions as are necessary to ensure compliance with federal securities laws and state insurance laws as well as other applicable laws, and to provide effective administration of the Portfolios; (iii) maintaining or supervising the maintenance by third parties of such books and records of the Trust and the Portfolios as may be required by applicable federal or state law other than the records and ledgers maintained under the Investment Advisory Contract; (iv) preparing or supervising the preparation by third parties of all federal, state, and local tax returns and reports of the Portfolios required by applicable law; (v) preparing, filing, and arranging for the distribution of proxy materials and periodic reports to shareholders of the Portfolios or other appropriate parties as required by applicable law; (vi) preparing and arranging for the filing of such registration statements and other documents with the SEC and other federal and state regulatory authorities as may be required to register the shares of the Trust and qualify the Trust to do business or as otherwise required by applicable law; (vii) taking such other action with respect to the Portfolios, as may be required by applicable law, including without limitation the rules and regulations of the SEC and of state securities and insurance commissions and other regulatory agencies; and (viii) providing the Portfolios, at the Administrator's expense, with adequate personnel, office space, communications facilities, and other facilities necessary for the Portfolios' operations as contemplated in this Agreement.

                           (b) Other  Services.  The  Administrator  shall  also
                  procure on behalf of the Trust and the Portfolios, and at the expense of the Administrator, the following persons to provide services to the Portfolios, to the extent necessary: (i) a custodian or custodians for the Portfolios to provide for the safekeeping of the Portfolios' assets; (ii) a recordkeeping agent to maintain the portfolio accounting records for the Portfolios; (iii) a transfer agent for the Portfolios; and
                  (iv) a dividend disbursing agent for the Portfolios. The Trust may be a party to any agreement with any of the persons referred to in this Section 3(b).

                           (c) The  Administrator  shall also make its  officers
                  and employees available to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration of the Portfolios and services provided to the Portfolios under this Agreement.

                           (d) In performing these services, the Administrator:

                              (i) Shall  conform with the 1940 Act and all rules
                           and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust's Board of Trustees, and with the provisions of the Trust's Registration Statement filed an Form N-1A as supplemented or amended from time to time.

                              (ii) Will make  available  to the Trust,  promptly
                           upon request, any of the Portfolios' books and records as are maintained under this Agreement, and, upon request by the Trust, will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in connection with the Administrator's services under this Agreement that may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

                              (iii) Will  regularly  report to the Trust's Board
                           of Trustees on the services provided under this Agreement and will furnish the Trust's Board of Trustees with respect to the Portfolios such periodic and special reports as the Trustees may reasonably request.

                    3. Documentation. The Trust has delivered copies of each of the following documents to the Administrator and will deliver to it all future amendments and supplements thereto, if any:

                         (a) the Trust's Registration Statement as filed with the SEC and any amendments thereto; and

                         (b) exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

                    4. Independent Contractor. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed its agent.

                    5. Compensation. As compensation for the services rendered under this Agreement, the Trust shall pay to the Administrator a monthly fee, calculated as a percentage (on an annual basis) of the average daily value of the net assets of each of the Portfolios during the preceding month. The fee rates applicable to each Portfolio shall be set forth in a schedule to this Agreement. The fees payable to the Administrator for all of the Portfolios shall be computed and accrued daily and paid monthly. If the Administrator shall serve for less than any whole month, the foregoing compensation shall be prorated.

                    6. Non-Exclusivity. It is understood that the services of the Administrator hereunder are not exclusive, and the Administrator shall be free to render similar services to other investment companies and other clients.

                    7. Expenses. During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are assumed by the Portfolios under this Agreement, and any expenses that are paid under the terms of the Investment Advisory Contract. The Administrator assumes and shall pay for maintaining its staff and personnel and shall, at its own expense provide the equipment, office space, office supplies (including stationery), and facilities necessary to perform its obligations under this Agreement. In addition, the Administrator shall bear the following expenses under this Agreement:

                         (a) Expenses of all audits by Trust's independent public accountants;

                         (b) Expenses of the Trust's transfer agent,  registrar,
                    dividend disbursing agent, and shareholder recordkeeping services;

                         (c)   Expenses  of  the  Trust's   custodial   services
                    including  any   recordkeeping   services  provided  by  the
                    custodian;

                         (d) Expenses of obtaining  quotations  for  calculating
                    the value of each Portfolio's net assets;

                         (e) Expenses of obtaining  Portfolio  Activity  Reports
                    for each Portfolio;

                         (f) Expenses of maintaining the Trust's tax records;

                         (g) Costs and/or fees,  including legal fees,  incident
                    to meetings of the Trust's shareholders or of any contract owners with contract value allocated to the Trust, the preparation, printing and mailings of prospectuses, notices and proxy statements and reports of the Trust to its shareholders or other appropriate recipients, the filing of reports with regulatory bodies, the maintenance of the Trust's existence and qualification to do business, and the expense of issuing, redeeming, registering and qualifying for sale, shares with federal and state securities and/or insurance authorities;

                         (h) The  Trust's  ordinary  legal fees,  including  the
                    legal fees that arise in the ordinary course of business for a Delaware business trust registered as an open-end management investment company;

                         (i) Costs of printing certificates  representing shares
                    of the Trust;

                         (j) The Trust's pro rata portion of the  fidelity  bond
                    required by Section 17(g) of the 1940 Act, or other insurance premiums; and

                         (k) Association membership dues.

                  The Trust shall bear the following expenses:

                         (a) Salaries and other compensation or expenses, including travel expenses, of any of the Trust's executive officers and employees, if any, who are not officers, directors, stockholders, partners or employees of the Administrator or its subsidiaries or affiliates;

                         (b) Taxes and governmental fees, if any, levied against
                    the Trust or any of its Portfolios;

                         (c) Brokerage fees and commissions, and other portfolio
                    transaction expenses incurred for any of the Portfolios;

                         (d)  Costs,   including  the  interest   expenses,   of
                    borrowing money;

                         (e) Fees and expenses,  including travel expenses,  and
                    fees and expenses of legal counsel retained for their benefit, of trustees who are not officers, employees, partners or shareholders of PIMCO or its subsidiaries or affiliates;

                         (f)  Extraordinary  expenses,  including  extraordinary
                    legal expenses, as may arise, including expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Trust to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto;

                         (g) Organizational and offering expenses of the Trust and the Portfolios, and any other expenses which are capitalized in accordance with generally accepted accounting principles; and

                         (h) Any  expenses  allocated or allocable to a specific
                    class of shares.

                  8.  Liability.  The  Administrator  shall  give the  Trust the benefit of the Administrator's best efforts in rendering services under this Agreement. The Administrator may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Administrator's undertaking to render services under this Agreement, the Trust agrees that neither the Administrator nor its stockholders, officers, directors, or employees shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in performance of the Administrator's duties, or by reason of reckless disregard of the Administrator's obligations and duties under this Agreement. This provision shall govern only the liability to the Trust of the Administrator and that of its stockholders, officers, directors, and employees, and shall in no way govern the liability to the Trust or the Administrator or provide a defense for any other person including persons that provide services for the Portfolios as described in Section 2(b) of this Agreement.

                  9. Term and Continuation. This Agreement shall take effect as of the date indicated above, and shall remain in effect, unless sooner terminated as provided herein, for two years from such date, and shall continue thereafter on an annual basis with respect to each Portfolio provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of the Trust, or (b) by vote of a majority of the outstanding voting shares of the Portfolios, and provided continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Trust, or PIMCO, cast in person at a meeting called for the purpose of voting on such approval.

                  This Agreement may be terminated:

                           (a) by the  Trust at any  time  with  respect  to the
                  services provided by the Administrator, by vote of a majority of the entire Board of Trustees of the Trust or by a vote of a majority of the outstanding voting shares of the Trust or, with respect to a particular Portfolio, by vote of a majority of the outstanding voting shares of such Portfolio, on 60 days' written notice to the Administrator;

                           (b) at or after the expiration of the two-year period
                  commencing the date of its effectiveness, by the Administrator at any time, without the payment of any penalty, upon 60 days' written notice to the Trust.

                  10. Use of Name. It is understood that the name "Pacific Investment Management Company" or "PIMCO" or any derivative thereof or logo associated with those names are the valuable property of PIMCO and its affiliates, and that the right of the Trust and/or the Portfolios to use such names (or derivatives or logos) shall be governed by the Investment Advisory Contract.

                  11. Notices. Notices of any kind to be given to the Administrator by the Trust shall be in writing and shall be duly given if mailed or delivered to the Administrator at 840 Newport Center Drive, Newport Beach, California 92660, or to such other address or to such individual as shall be specified by the Administrator. Notices of any kind to be given to the Trust by the Administrator shall be in writing and shall be duly given if mailed or delivered to 840 Newport Center Drive, Newport Beach, California 92660, or to such other address or to such individual as shall be specified by the Trust.

                  12. Trust Obligation. Notice is hereby given that the Agreement has been executed on behalf of the Trust by a trustee of the Trust in his or her capacity as trustee and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer, or shareholder of the Trust individually.

                  13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

                  14. Miscellaneous. (a) This Agreement shall be governed by the laws of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rule or order of the SEC thereunder.

                           (b) If any provision of this Agreement  shall be held
                  or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party, hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

                           (c) the captions in this  Agreement  are included for
                  convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

                           (d) This  Agreement  may not be assigned by the Trust
                  or the Administrator without the consent of the other party.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.


                                        PIMCO VARIABLE INSURANCE TRUST



_____________________                   By:_________________________
Attest                                     Title:
Title:

                                         PACIFIC INVESTMENT MANAGEMENT COMPANY



                                         By:_________________________
                                         Title:
______________________
Attest
Title:

                                   Schedule to
                            Administration Agreement



                                                                       Fee Rate

Money Market Portfolio                                                    0.20%
Short-Term Bond Portfolio                                                 0.25
Low Duration Bond Portfolio                                               0.25
High Yield Bond Portfolio                                                 0.25
Total Return Bond Portfolio                                               0.25
Global Bond Portfolio                                                     0.30
Foreign Bond Portfolio                                                    0.30
Emerging Markets Bond Portfolio                                           0.35
StocksPLUS Growth and Income Portfolio                                    0.25
Strategic Balanced Portfolio                                              0.25